EXHIBIT 99.1


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE

       CRIIMI MAE Declares Preferred Dividend Payment for 3rd Quarter 2004

     ROCKVILLE, MD, August 4, 2004 - CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the payment on September 30, 2004 of the dividend for the third quarter of 2004 on its Series B Preferred Stock. Holders of record of Series B Preferred Stock on September 17, 2004 will receive $0.68 per share.

     CRIIMI MAE Inc. is a  commercial  mortgage  company  structured  as a REIT.
CRIIMI MAE owns and manages a significant portfolio of commercial mortgage-related assets. Historically, CRIIMI MAE's primary focus was acquiring high-yielding, non-investment grade commercial mortgage-backed securities (subordinated CMBS). The Company's investment focus for the balance of 2004 and beyond is an origination-based plan for new business.

     For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com


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